Exhibit 99.4

THIRD AMENDMENT TO
DEALER MANAGER AGREEMENT

THIS THIRD AMENDMENT TO DEALER MANAGER AGREEMENT (this “Amendment”) dated April 2, 2018 (the “Amendment Date”) is entered into by and between LaSalle Investment Management Distributors, LLC (the “Dealer Manager”) and Jones Lang LaSalle Income Property Trust, Inc. (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Agreement (as defined below) as amended hereby.

RECITALS

WHEREAS, the Dealer Manager and the Company previously entered into that certain Dealer Manager Agreement, dated January 5, 2015, as amended by the First Amendment to Dealer Manager Agreement by and between the Dealer Manager and the Company, dated April 1, 2017 and by the Second Amendment to Dealer Manager Agreement by and between the Dealer Manager and the Company, dated April 2, 2018 (as amended, the “Agreement”); and

WHEREAS, in accordance with Section 13.3 of the Agreement, the Dealer Manager and the Company desire to amend the Agreement to reduce the Dealer Manager Fee payable with respect to each Class A Primary Share and Class M-I Primary Share on the terms and conditions set forth herein.
AGREEMENT

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and the mutual promises contained herein, the parties hereto agree as follows:

1.Amendment to Schedule 1 of the Agreement. Schedule 1 of the Agreement is hereby amended by (i) replacing in their entirety the two paragraphs under Paragraph C with the following:
The Company will pay to the Dealer Manager a Dealer Manager Fee that is calculated daily on a continuous basis from year to year equal to 1/365th of (i) .85% of the Company’s NAV for each outstanding Class A shares for such day, (ii) 0.30% of the Company’s NAV for each outstanding Class A-I shares for such day, (iii) 0.30% of the Company’s NAV for each outstanding Class M shares for such day, and (iv) .00% of the Company’s NAV for each outstanding Class M-I shares for such day; in each case the foregoing amounts shall be payable unless the Dealer Manager notifies the Company that it has elected to waive a portion of the Dealer Manager Fee for any given period, in which event the agreed upon lesser Dealer Manager Fee shall be payable.
and (ii) replacing in its entirety the second paragraph under Paragraph D with the following:
Notwithstanding the termination of any Offering or this Agreement, the Company will continue paying the Dealer Manager Fee with respect to shares sold in such Offering prior to the Termination Date for so long as such shares remain outstanding and until the date at which total underwriting compensation (as defined in accordance with applicable FINRA rules) paid with respect to such shares equals 10% of the gross proceeds from the sale of Primary Shares in such Offering (or, with respect to Primary Shares sold by a particular Participating Broker-Dealer, a lower limit as set forth in the Participating Broker-Dealer Agreement between the Dealer Manager and the applicable Participating Broker-Dealer in effect on the date upon which such Primary Shares were sold).

2.Confirmation of Agreement. Except as amended herein, the Agreement shall remain in full force and effect.

3.Entire Agreement. This Amendment, together with the Agreement, represents the entire agreement related to the subject matter contemplated hereby and thereby.

4.Counterparts; Signature. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. Facsimile and .pdf transmissions of the signature of this Amendment may be relied upon, and shall have the same force and effect, as the original of such signature.

[SIGNATURE PAGES FOLLOW IMMEDIATELY HEREAFTER]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ C. ALLAN SWARINGEN
Name: C. Allan Swaringen Title: President and CEO

LASALLE INVESTMENT MANAGEMENT DISTRIBUTORS, LLC

By:	/s/ ALOK GAUR
Name: Alok Gaur
Title: President

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